SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 25, 2014, Walgreen Co. (the “Company”) issued a press release announcing financial results for the quarter ended February 28, 2014. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated in this Item 2.02 by reference.

The information in this Item 2.02, including the exhibit attached hereto, and the information under Item 7.01 below, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 24, 2014, the Walgreen Co. Board of Directors approved a plan to close 76 underperforming stores across the chain. These stores are expected to close within approximately six months. The decision to close these stores is the result of the Company’s efforts to optimize and focus resources in a manner intended to increase shareholder value and reflects the Company’s assessment of the impact of increased density from other Company stores, real estate positioning within individual markets and changes to a store’s trade area.

The Company currently estimates that it will recognize pre-tax charges to its GAAP financial results of $240 to $280 million, including costs associated with lease obligations, asset impairments and employee terminations. Charges associated with lease obligations, net of estimated sublease income, are estimated to range from $160 to $190 million. Charges associated with asset impairments are estimated to range from $70 to $80 million. Charges associated with employee severance and other one-time termination costs are estimated to be approximately $10 million. The Company expects that substantially all of these charges will be recognized during the third and fourth quarters of its fiscal year ending August 31, 2014. The Company intends to treat charges related to this plan as special items impacting comparability of results in its quarterly earnings releases. The Company expects future cash expenditures from these charges, consisting primarily of net payments on lease obligations over remaining lease terms and employee severance costs, to be approximately $170 to $200 million, which are expected to be incurred by the Company over time as lease and other obligations come due.

The amounts and timing of all estimates are subject to change until finalized. The actual amounts and timing may vary materially based on various factors. See “Cautionary Note Regarding Forward-Looking Statements” below.

Item 2.06.	Material Impairments.

As disclosed in Item 2.05 above, on March 24, 2014, the Board of Directors of the Company approved plans to close 76 underperforming stores across the chain. These store closings are expected to result in non-cash charges ranging from $70 to $80 million for impairment of the Company’s long-lived assets and inventory associated with these locations. The information set forth in Item 2.05 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In addition to issuing a press release, Walgreen Co. is also conducting a conference call and webcast regarding results for the quarter ended February 28, 2014. Slides prepared for the purposes of the conference call are available on the Walgreens investor relations website at http://investor.walgreens.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release of Walgreen Co. issued March 25, 2014

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical, including, without limitation, estimates of future financial and operating performance, the expected execution and effect of our business strategy, our cost-savings and growth initiatives and our optimization program activities and the amounts and timing of expected impact, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to whether the costs associated with our store optimization plan will exceed current forecasts, our ability to realize expected savings and benefits in the amounts and at the times anticipated, the timing of store closings, actual employee severance, asset impairments and other factors affecting inventory value, factors relating to real estate including sale proceeds and the timing and amount of sublease income and other lease expense, changes in management’s assumptions, our ability to achieve anticipated financial results, risks associated with acquisitions, divestitures, joint ventures and strategic investments, outcomes of legal and regulatory matters, and changes in legislation or regulations. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: March 25, 2014	By:	/s/ Thomas J. Sabatino, Jr.

	Title:	Executive Vice President, General Counsel and Corporate Secretary